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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Huntsman ICI Holdings LLC on Form S-4 of our report dated February 26, 1999 (July 1, 1999 as to Note 14), appearing in the Prospectus, which is part of this Registration Statement.

    We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
Houston, Texas
September 29, 1999